FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

This First Amendment (the "Amendment") to the Agreement and Declaration of Trust of Old Mutual Funds III (the "Trust") amends the Agreement and Declaration of Trust of the Trust dated as of February 20, 2008, as amended (the "Agreement").

By unanimous written consent, the Board of Trustees and the Shareholders of the Trust, in accordance with Section 9.8 of the Agreement, have approved the Amendment to the Agreement. Pursuant to Section 9.8 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

NOW THEREFORE, the Agreement is hereby amended as follows:

  1. Section 4.3 of the Agreement is hereby amended and restated as set forth below:

       Section 4.3 Action by the Trustees. The Board of Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum required by the By-Laws is present. Any action that may be taken by the Board of Trustees or any committee thereof by majority vote at a meeting duly called and at which a quorum required by the By-Laws is present, may also be taken by consent in writing or by electronic transmission (without a meeting) signed by the Trustees or members of the committee having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Trustees or members of the committee entitled to vote thereon were present and voted. Any such writing or writings and electronic transmission or transmissions, as the case may be, shall be filed with the minutes of proceedings of the Board or committee. Consents or waivers in writing or by electronic transmission of the Trustees may be executed or effected in one or more counterparts. Any consent or waiver in writing or by electronic transmission may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of this Agreement and the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. For purposes hereof, the term "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, or as otherwise provided under the Delaware Act.

  2. Section 5.1 of the Agreement is hereby amended and restated as set forth below:

         Section 5.1Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, all upon such terms and conditions (including any Shareholder vote) that may be required under the 1940 Act, as may be prescribed in the By-Laws, or as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Agreement or of the By-Laws).

       The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires, provided that no Shareholder approval shall be required with respect to the engagement or termination of any sub-adviser unless required under the 1940 Act or other law, contract or order applicable to the Trust.

  3. Section 6.1 of the Agreement is hereby amended and restated as set forth below:

       Section 6.1 Voting Powers.

           (a) The Shareholders shall have power to vote only (a) for the election of Trustees, provided that a meeting of Shareholders has been called for that purpose,
(b)  for  the removal of Trustees to the extent provided  in
Section 3.3 hereof, (c) with respect to any investment advisory or management contract to the extent provided in
Section 5.1 hereof, (d) with respect to an amendment of this Agreement to the extent provided in Section 9.8, and
(e) with respect to such additional matters relating to the Trust as may be required by law, contract or order applicable to the Trust, by this Agreement, or by any registration of the Trust with the Commission or any State, or as the Trustees may determine in their sole discretion.

          (b)  Notwithstanding paragraph (a) of this Section
6.1 or any other provision of this Agreement (including the Bylaws) which would by its terms provide for or require a vote of Shareholders, the Trustees may take action without a Shareholder vote if (i) the Trustees shall have obtained an opinion of counsel that a vote or approval of such action by Shareholders is not required under (A) the 1940 Act or any other applicable laws, and (B) any registrations, orders, undertakings or agreements of the Trust known to such counsel, and (ii) if the Trustees determine that the taking of such action without a Shareholder vote would be consistent with the best interests, or not opposed to the best interests, of the Shareholders.

           Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Agreement or any of the By-Laws of the Trust to be taken by Shareholders.

          On   any  matter  submitted  to  a  vote  of   the
Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such affected Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. All Shares shall be voted in the aggregate and not by Class; provided, however, that to the extent Portfolio or Class voting is required by the 1940 Act, or otherwise directed by the Trustees, as to any such matter, Shares shall be voted by individual Portfolio or Class. No holder of Shares of any Portfolio or Class shall be entitled to vote on any acquisition of assets of another Company with and into the Trust if the consideration for such acquisition consists solely of the Shares of another Portfolio or Class of the Trust. The vote necessary to approve any such matter shall be set forth in the By-Laws.

  4. Section 9.3(a) of the Agreement is hereby amended and restated as follows:

       Section  9.3    Termination of Trust or Portfolio  or
     Class.

     (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees upon written notice to the Shareholders. Any Portfolio or Class may be terminated at any time by the Trustees upon written notice to the Shareholders of that Portfolio or Class.

  5. Section 9.8 of the Agreement is hereby amended and restated as follows:

       Section 9.8 Amendments. Except as specifically provided in this Section 9.8, the Trustees may, without Shareholder vote, amend or otherwise supplement this Agreement by making an amendment, an Agreement supplemental hereto or an amended and restated Agreement. Shareholders shall have the right to vote (a) on any amendment that would limit the right of Shareholders to vote under Section 6.1 or would amend this Section 9.8; (b) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission and (c) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Portfolios or class shall be authorized by vote of the Shareholders of each Portfolio or class affected and no vote of Shareholders of a Portfolio or class not affected shall be required. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as the Trustees deem necessary or desirable. Any such amendment shall become effective, unless otherwise provided by such Trustees, upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

       IN   WITNESS   WHEREOF,  the  undersigned,   a   duly
authorized   officer  of  the  Trust,  has   executed   this
Amendment, effective as of November 12, 2008.





                              By: /s/ Robert T. Kelly
                              Name:  Robert T. Kelly
                              Title:  Treasurer